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                                                                                                        EXHIBIT NO. 11

Computation of Earnings per Common Share
Fabri-Centers of America, Inc.
(Thousands of dollars, except share and per share data)

                                                                     Thirteen Weeks Ended        Thirty-Nine Weeks Ended
                                                                 ---------------------------   ---------------------------
                                                                  October 26,    October 28,   October 26,   October 28,
                                                                       1996          1995         1996          1995
-------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:

Net earnings                                                       $     7,961   $     5,969   $     6,615   $     2,913
                                                                   ===========   ===========   ===========   ===========
Weighted average shares of common stock outstanding
   during the period                                                17,812,547    18,437,201    17,952,262    18,394,136
Incremental shares from assumed exercise of stock
   options - primary                                                   705,578     1,094,986       629,777       820,683
                                                                   -----------   -----------   -----------   -----------

                                                                    18,518,125    19,532,187    18,582,039    19,214,819
                                                                   ===========   ===========   ===========   ===========

Primary earnings per common share                                  $      0.43   $      0.31   $      0.36   $     0.15
                                                                   ===========   ===========   ===========   ===========
EARNINGS PER SHARE ASSUMING
FULL DILUTION:

Net earnings                                                       $     7,961   $     5,969   $     6,615   $     2,913
Interest expense applicable to 6 1/4% convertible
   subordinated debentures, net of tax                                     556           548         1,669         1,643
                                                                   -----------   -----------   -----------   -----------

Net earnings                                                       $     8,517   $     6,517   $     8,284   $     4,556
                                                                   ===========   ===========   ===========   ===========

Weighted average shares of common stock outstanding
   during the period                                                17,812,547    18,437,201    17,952,262    18,394,136
Incremental shares from assumed exercise of stock
   options - fully diluted                                             709,539     1,156,116       651,250       914,191
Incremental shares from assumed conversion of 6 1/4%
   convertible subordinated debentures                               2,337,764     2,337,764     2,337,764     2,337,764
                                                                   -----------   -----------   -----------   -----------

                                                                    20,859,850    21,931,081    20,941,276    21,646,091
                                                                   ===========   ===========   ===========   ===========
Net earnings per common share
assuming full dilution (a)                                         $      0.41   $      0.30   $      0.40   $      0.21
                                                                   ===========   ===========   ===========   ===========

(a) This calculation is submitted in accordance with Regulation S-K Item 601(b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result for the thirty-nine weeks ended October 26, 1996 and October 28, 1995.

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